UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 19, 2006
Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302

(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04               Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On May 19, 2006, The Ryland Group, Inc., and the subsidiary guarantors set forth in the First Supplemental Indenture, dated June 8, 2001 (together, the “Company”), provided notice to SunTrust Bank (the “Trustee”), that the Company is calling all of its $150.0 million principal amount 9 1/8% Senior Subordinated Notes due 2011 (the “Notes”) for full redemption on July 3, 2006 in accordance with the terms of the indenture governing the Notes.  The $150.0 million principal amount outstanding includes $6.5 million of notes owned by the Company.  The redemption price is 104.563% of the principal amount of the Notes outstanding plus accrued interest as of the redemption date.  Therefore, the Notes will be redeemed at a price of $1,045.63 per $1,000 note outstanding, plus accrued interest.  Holders of the Notes will receive by mail a notice of redemption setting forth the redemption procedures.

A copy of the press release issued today by the Company announcing the redemption is attached hereto as Exhibit 99.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99	Press release dated May 19, 2006 regarding redemption of the Company’s 9 1/8% Senior Subordinated Notes due 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: May 19, 2006	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release dated May 19, 2006 regarding redemption of the Company’s 9 1/8% Senior Subordinated Notes due 2011